As filed with the Securities and Exchange Commission on July 25, 2001.
                                                     Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              INTERSIL CORPORATION
             (Exact name of Registrant as specified in its charter)

                       7585 Irvine Center Drive, Suite 100
    Delaware                Irvine, California 92618             59-3590018
(State of Incorporation)   (Address of principal              (I.R.S. Employer
                           executive offices)(Zip Code)     Identification No.)

                              INTERSIL CORPORATION
                          1999 EQUITY COMPENSATION PLAN
                           (Full Title of the Plans)


                            Stephen M. Moran, Esq.
                                 General Counsel
                              Intersil Corporation
                          7585 Irvine Center, Suite 100
                            Irvine, California 92618
                     (Name and address of agent for service)

                                 (949) 341-7000
          (Telephone number, including area code, of agent for service)

                                 With a Copy to:
                           Christopher G. Karras, Esq.
                                     Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000


                         CALCULATION OF REGISTRATION FEE

                                   Proposed     Proposed
Title Of                           Maximum      Maximum
Securities       Amount            Offering     Aggregate          Amount Of
To Be            To Be             Price per    Offering           Registration
Registered       Registered        Share(1)     Price(1)           Fee
----------    ---------------    ------------ -------------       -------------
Class A
Common Stock
of Intersil
Corporation,     10,000,000        $26.015     $260,150,000         $65,038
par value $.01   shares
per share

(1) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the Nasdaq National Market on July 24, 2001, and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with the Intersil Corporation 1999 Equity Compensation Plan (the "Plan"), formerly known as the Intersil Holding Corporation 1999 Equity Compensation Plan. A registration statement on Form S-8, registration number 333-31094 (the "Prior Registration Statement") was filed on February 25, 2000 in respect of shares of Common Stock to be offered pursuant to the Plan and is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

Item 8.           Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

         Exhibit Number    Description

         5.1               Opinion of Dechert

         23.1              Consent of Ernst & Young LLP

         23.2 Consent of Dechert (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

         24                Power of Attorney (included in Signature Page).

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, State of California, on this 25th day of July, 2001.

                                         INTERSIL CORPORATION



                                         By: /s/ Gregory L. Williams
                                             -------------------------
                                             Gregory L. Williams
                                             Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory L. Williams and Daniel J. Heneghan, each and individually, his attorneys-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and the date indicated on July 25, 2001.



/s/ Gregory L. Williams
---------------------------             Chief Executive Officer and Director
Gregory L. Williams                     (principal executive officer)

                                        Vice President, Chief Financial
                                        Officer and Assistant Secretary
/s/ Daniel J. Heneghan                  (principal financial and
---------------------------             accounting officer)
Daniel J. Heneghan

/s/ Robert W. Conn
---------------------------
Robert W. Conn                           Director

/s/ Gary E. Gist
---------------------------
Gary E. Gist                             Director

/s/ Jan Peeters
---------------------------
Jan Peeters                              Director


---------------------------
Robert N. Pokelwaldt                     Director


---------------------------
James A. Urry                            Director